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                                                                   EXHIBIT 21.1


                         Subsidiaries of the Registrant


        The Company's only subsidiary is TSI Licensing, Inc., a wholly-owned subsidiary which was organized under the General Corporation Law of the State of Delaware on May 24, 1996.